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                                                                Exhibit 23 (iii)



                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


                                                  /s/ Arthur Andersen LLP

                                                  Arthur Andersen LLP

Cincinnati, Ohio
September 26, 1997